LOCKUP AND PURCHASE AGREEMENT

     This Lockup and Purchase Agreement is made as of the 11th day of May, 2004 by and among Pomeroy IT Solutions, Inc., a Delaware corporation ("Parent"), and Wynnchurch Capital Partners, L.P. ("Wynnchurch US"), a Delaware limited partnership, Wynnchurch Capital Partners Canada, L.P. ("Wynnchurch Canada"), an Alberta, Canada limited partnership and Wynnchurch Capital, Ltd., a Delaware corporation (Wynnchurch US, Wynnchurch Canada and Wynnchurch Capital, Ltd. are collectively "Wynnchurch").

                                    RECITALS:

     A. Wynnchurch is a holder of the number and type of securities of Alternative Resources Corporation, a Delaware corporation (the "Company"), as described in Exhibit A attached hereto and incorporated herein by reference (all such securities collectively referred to as the "Company Securities" and all of the warrants and contingent warrants collectively referred to as the "Warrants") which were issued to Wynnchurch pursuant to a Securities Purchase Agreement (the "Purchase Agreement") between the Company and Wynnchurch dated January 31, 2002, as amended.

     B. In connection with the Purchase Agreement, the Company and/or its subsidiaries and Wynnchurch are parties to some or all of the following agreements:

          1. Senior Subordinated Secured Convertible Promissory Note dated January 31, 2002 of the Company in favor of Wynnchurch US in the principal amount of $4,920,208;

          2. Senior Subordinated Secured Convertible Promissory Note dated January 31, 2002 of the Company in favor of Wynnchurch Canada in the principal amount of $5,079,792;

          3. Warrant W-1 to purchase 4,920,208 shares of Company common stock, par value $.01 per share ("Shares") issued to Wynnchurch US;

          4.     Warrant  W-2  to purchase 5,079,792 Shares issued to Wynnchurch
Canada;

          5. Contingent Warrant C-1 to purchase 492,021 Shares issued to Wynnchurch US;

          6. Contingent Warrant C-2 to purchase 507,979 Shares issued to Wynnchurch Canada;

          7. Registration Rights Agreement dated January 31, 2002 among the Company, Wynnchurch US and Wynnchurch Canada;


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          8.     Guaranty  dated  January 31, 2002 among the subsidiaries of the
Company,  Wynnchurch  US  and  Wynnchurch  Canada;

          9. Company Security Agreement January 31, 2002 among the Company, Wynnchurch US and Wynnchurch Canada;

          10. Stock Pledge Agreement January 31, 2002 among the Company, Wynnchurch US and Wynnchurch Canada;

          11. Guarantor Security Agreement January 31, 2002 among the subsidiaries of the Company, Wynnchurch US and Wynnchurch Canada;

          12. Subordination and Intercreditor Agreement January 31, 2002 among the Company, Wynnchurch US, Wynnchurch Canada and Fleet Capital Corporation, as amended (and Wynnchurch Capital, Ltd. with respect to the amendment);

          13. Joinder Agreement dated August 5, 2002 among the Company, Wynnchurch US, Wynnchurch Canada and Robert Stanojev;

          14. Guaranty Agreement dated April 14, 2003 among the among the Company, Wynnchurch US, Wynnchurch Canada and Fleet Capital Corporation, as amended (the "Guaranty Agreement");

          15. Letter Agreement dated August 14, 2003 between Wynnchurch US, Wynnchurch Canada and the Company;

          16. Letter Agreement dated October 10, 2003 among the Company, Wynnchurch US, Wynnchurch Canada and Fleet Capital Corporation;

          17. Letter Agreement dated October 10, 2003 among the Company, Wynnchurch US and Wynnchurch Canada;

          18. Letter Agreement dated March 29, 2004 among the Company, Wynnchurch US, Wynnchurch Canada and Fleet Capital Corporation; and

          19. Letter Agreement dated March 31, 2004 among the Company, Wynnchurch US and Wynnchurch Canada.

(together with any and all other agreements between the Company, its subsidiaries and Wynnchurch and its affiliates, including the instruments representing the Company Securities, collectively, the "Investment Documents").

     C. Parent and Pomeroy Acquisition Sub, Inc. ("Subsidiary"), a Delaware corporation and wholly-owned subsidiary of Parent, and the Company have entered into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), providing for the Merger of the Subsidiary with and into Company (the "Merger"). The Merger Agreement contemplates that, upon consummation of the


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Merger,  holders  of shares of the common stock of the Company will receive cash in  exchange  for  their  shares  of  common  stock  of  the  Company.

     NOW THEREFORE, in consideration of the recitals stated above and the promises, agreements and covenants hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the parties agree as follows:

1. REPRESENTATIONS AND WARRANTIES OF WYNNCHURCH. Wynnchurch, jointly and severally, represents and warrants to Parent and Subsidiary as follows:

     (a) Wynnchurch is the holder of record and, together with the individuals and entities listed on Schedule 13D/A filed on November 21, 2003, the sole "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of the Company Securities, and Wynnchurch has good and valid title to the Company Securities, free and clear of any liens, pledges, security interests, adverse claims, equities, options, proxies, charges, encumbrances or restrictions of any nature, other than restrictions on transfer of the Company Securities under federal and state securities laws. Except as described herein, Wynnchurch is not a party to any other agreement that grants an option to purchase, or any other right with respect to, any of the Company Securities, other than agreements with Robert Stanojev. Wynnchurch has no other debt or equity securities in the Company other than the Company Securities listed herein.

     (b) Wynnchurch has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the general partners of Wynnchurch have duly authorized the execution, delivery, and performance of this Agreement by Wynnchurch. This Agreement constitutes the valid and legally binding obligation of Wynnchurch, enforceable in accordance with its terms and conditions.

     (c) With respect to a sale of the Warrants and the retirement of debt related to the other Company Securities, there is no requirement under Canadian laws to withhold any amounts for taxes, except with respect to withholding for the payment of interest on the Subordinated Secured Convertible Promissory Notes.

     (d) Wynnchurch understands that the representations, warranties and covenants set forth in this Agreement will be relied upon by Parent, Subsidiary and its counsel and for purposes of determining whether Parent should proceed with the Merger.

2. PURCHASE OF WARRANTS. In connection with the Merger, and on condition that the Merger is consummated, Wynnchurch agrees to sell and Parent agrees to purchase (concurrent with consummation of the Merger) all of the Warrants for the amount equal to the difference between the merger consideration of US$.70 per share (or such higher price per share in the event the Merger Agreement is amended to provide for a higher merger consideration per share) and the respective exercise price per share under the


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respective warrant agreements for the Warrants (including that certain Amendment to the Warrants dated as of April 14, 2003 between the Company and Wynnchurch), multiplied by the number of shares subject to the Warrants (the "Purchase Price") as full payment for the Warrants. Wynnchurch shall deliver to Parent immediately prior to the closing of the Merger all of its Warrants in exchange for the payment of the Purchase Price by Parent to the appropriate Wynnchurch entity by wire transfer in immediately available funds.

3. CONSENT TO TRANSACTION. Wynnchurch hereby consents, solely for purposes of the Investment Documents, to the Merger of the Company with and into the Subsidiary on the terms set forth in the Merger Agreement, such consent being expressly conditioned upon and subject to (i) consummation (concurrent with consummation of the Merger) of the transactions contemplated by this Agreement,
(ii) payment in full by the Company of all amounts owed to Wynnchurch pursuant to the Investment Documents (including without limitation, all guaranty fees) and (iii) delivery of written documents terminating the financing commitments of Wynnchurch to the Company (in form and substance satisfactory to Wynnchurch) including a letter from the Company terminating Wynnchurch's commitments to provide additional funding and delivery of a release by the Company or its lenders (in form and substance satisfactory to Wynnchurch, as applicable) of all guaranties previously provided by Wynnchurch in connection with indebtedness of the Company and its Subsidiaries, including a release by Fleet Capital Corporation of all obligations of Wynnchurch under the Guaranty Agreement. Further, Wynnchurch agrees, in connection with the consummation of the merger, as follows:

     (a) To deliver to Parent immediately prior to the closing of the Merger all of its outstanding Senior Subordinated Secured Convertible Promissory Notes in exchange for, and as full payment therefor, the payment by Company , upon the consummation of the Merger, of the principal balance outstanding plus accrued and unpaid interest as of the effective date of the Merger; and

     (b) To sell the Warrants to Parent, upon the consummation of the Merger, for the Purchase Price. This Agreement constitutes notice to Wynnchurch (as provided for in Section 4(e) of each of the Warrants listed above) and no further notice of the merger is required to be given by the Company to Wynnchurch; and

     (c) Wynnchurch will cooperate with Parent and Subsidiary to consummate the Merger in accordance with the terms of the Merger Agreement; and

     (d) Immediately following payment of the Purchase Price to Wynnchurch as provided herein and payment of all other amounts due to Wynnchurch pursuant to the Investment Documents, Wynnchurch will file UCC Termination Statements and take any and all action necessary to release all of its liens on any assets of the Company or any of its subsidiaries, and will return to the Company any assets that were pledged to Wynnchurch by Wynnchurch taking possession of such assets.


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
     (e) If Wynnchurch exercises any of the Warrants or converts any of the Subordinated Secured Convertible Promissory Notes into common stock of the Company on or prior to the record date for the Merger, Wynnchurch will, in addition to providing the notice required in Section 4, below, vote all such shares of common stock owned by Wynnchurch in favor of the Merger.

4. PROHIBITIONS AGAINST TRANSFER, EXCHANGE, CONVERSION OR EXERCISE; STOP TRANSFER INSTRUCTIONS. Wynnchurch agrees that it will not, without the prior written consent of Parent (which consent may be withheld in its sole discretion), and other than pursuant to the Merger Agreement and the transactions contemplated thereby, directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open "put equivalent position" within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or otherwise dispose of any Company Securities currently or hereafter owned either of record or beneficially (as defined in Rule 13d-3 under Securities Exchange Act of 1934, as amended) by the undersigned, or publicly announce the undersigned's intention to do any of the foregoing, or acquire any other securities of the Company for a period commencing on the date hereof and continuing until the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement and (ii) such date and time as the Merger Agreement shall be terminated in accordance with the termination provisions of said Merger Agreement (the "Lockup Term"). Each of the undersigned also agrees and consents to the entry of stop transfer instructions with the Company' s transfer agent and registrar against the transfer of Company Securities held by Wynnchurch except in compliance with the foregoing restrictions.

5. PROHIBITIONS AGAINST TAKING ACTION UNDER THE INVESTMENT DOCUMENTS. Wynnchurch agrees that it will not take, directly or indirectly, any action to exercise its remedies or enforce its rights with respect to any existing or future event of default (as defined under any of the Investment Documents) under the Investment Documents during the Lockup Term.

6.     MISCELLANEOUS  PROVISIONS.

     (a) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. All representations, warranties and agreements made by Wynnchurch in this Agreement shall survive for a period of twelve months following the consummation of the Merger and the other transactions contemplated hereby or, if the transactions are not consummated, any termination or breach of the Merger Agreement other than a termination in accordance with the termination provisions of the Merger Agreement.

     (b) NOTICES. All notices, consents or other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or one (1) business day after being sent by a nationally recognized overnight delivery service, postage or delivery charges prepaid or five (5) business days after being sent by registered or certified mail, return receipt requested, postage charges prepaid. Notices also may be given by facsimile and


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
shall be effective on the date transmitted if confirmed within 48 hours thereafter by a signed original sent in one of the manners provided in the preceding sentence. Notices to Parent shall be sent to Parent at 1020 Petersburg Road, Hebron, KY 41048, to the attention of its President and copies of notices to Parent shall be sent simultaneously to James H. Smith III, Lindhorst & Dreidame Co., L.P.A., Suite 2300, 312 Walnut Street, Cincinnati, OH 45202. Notices to Wynnchurch shall be sent to Wynnchurch's at 150 Field Drive, Suite 165, Lake Forest, IL 60045, to the attention of John Hatherly and copies of notices to Wynnchurch shall be sent simultaneously to James Cruger, Perkins Coie, LLP, 131 South Dearborn Street, 17th Floor, Chicago, Illinois 60603-5559. Any party may change its address for notice and the address to which copies must be sent by giving notice of the new addresses to the other parties in accordance with this Section 6(b), provided that any such change of address notice shall not be effective unless and until received.

     (c) ENTIRE UNDERSTANDING. This Agreement and the other agreements referred to herein, state the entire understanding among the parties with respect to the subject matter hereof, and supersede all prior oral and written communications and agreements, and all contemporaneous oral communications and agreements, with respect to the subject matter hereof. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     (d) WAIVERS. Except as otherwise expressly provided herein, no waiver with respect to this Agreement shall be enforceable unless in writing and signed by the party against whom enforcement is sought. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising, or single or partial exercise of any right, power or remedy by any party, and no course of dealing between or among any of the parties, shall constitute a waiver of or shall preclude any other for further exercise of, any right, power or remedy.

     (e) SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (i) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (ii) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (iii) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original hereof, and it shall not be necessary in making proof of this Agreement to produce or account for more than one counterpart hereof.


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
     (g) CONTROLLING LAW. THIS AGREEMENT IS MADE UNDER, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED SOLELY THEREIN, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

     (h) JURISDICTION AND PROCESS. In any action between or among any of the parties, whether arising out of this Agreement or otherwise, (a) each of the parties irrevocably consents to the exclusive jurisdiction and venue of the federal and state courts located in the Commonwealth of Kentucky, (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Commonwealth of Kentucky, (c) each of the parties irrevocably waives the right to trial by jury, (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 6(b), and (e) the prevailing parties shall be entitled to recover their reasonable attorneys' fees and court costs from the other parties.

     (i) ASSIGNMENT; BINDING EFFECT. Parent may not assign any or all of its rights under this Agreement, in whole or in part, without obtaining the consent or approval of Wynnchurch. This Agreement may not be transferred or delegated by Wynnchurch at any time. Subject to the preceding sentence, this Agreement will inure to the benefit of Parent and its successors and assigns and will be binding upon Wynnchurch and its successors and assigns.

     (j) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that Parent and Wynnchurch shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of proper jurisdiction, this being in addition to any other remedy to which Parent and Wynnchurch is entitled at law or in equity.

     (k) OTHER AGREEMENTS AND INDEPENDENCE OF OBLIGATIONS. Nothing in this Agreement shall limit any of the rights or remedies of the parties or any of the obligations of the parties Wynnchurch under any other agreement. Except as expressly provided herein, the covenants and obligations of the parties Wynnchurch set forth in this Agreement shall be construed as independent of any other agreement or arrangement between the parties. The existence of any claim or cause of action by a party against any other party shall not constitute a defense to the enforcement of any of such covenants or obligations against the party having such claim or cause of action .

     (l) PUBLICITY. Except as otherwise required by law or applicable stock exchange rules, press releases concerning this Agreement shall be made only with the prior consent of Parent. Parent acknowledges and agrees that Wynnchurch may, without Parent's consent, report this Agreement and related matters by amendment to its Schedule 13D on file with the SEC.


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     (m)     Termination.  This  Agreement  shall terminate and be of no further force and effect, and Wynnchurch shall have no further obligations hereunder, in the event that the Merger Agreement is terminated in accordance with the termination provisions of said Merger Agreement.

                  [remainder of page left intentionally blank]


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     IN  WITNESS  WHEREOF,  the  parties  have  signed  this Lockup and Purchase
Agreement  as  of  the  date  first  written  above.

PARENT                                WYNNCHURCH  CAPITAL  PARTNERS,  L.P.
                                      By Wynnchurch Partners, L.P., its general partner

By:                                      By: Wynnchurch Management, Inc., its
                                         General Partner

Name:   ____________________________     By:  ____________________________
Title:  ____________________________     Title:  _________________________

                                      WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.
                                      By: Wynnchurch Partners Canada, L.P., its
                                      ------------------------------------------
                                      general partner
                                      ---------------

                                         By: Wynnchurch GP Canada, Inc., its
                                         General Partner


                                         By:  ____________________________
                                         Title:  _________________________

                                      WYNNCHURCH CAPITAL, LTD.


                                         By:  ____________________________
                                         Title:  _________________________


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                                    EXHIBIT A

                         Ownership of Company Securities
                         -------------------------------


Security holder                              Security
---------------                              -----------------------------------

Wynnchurch  Capital  Partners, L.P.          $4,920,208 Senior Subordinated
                                             Secured Convertible Promissory Note


                                             Warrant No. W-1
                                             To purchase 4,920,208 shares of
                                             common stock

                                             Warrant No. C-1
                                             To purchase 492,021 shares of
                                             common stock

                                             Right to Acquire Senior
                                             Subordinated Secured Convertible
                                             Promissory Note
                                             Upon Payment under Guaranty


Wynnchurch Capital Partners Canada, L.P.     $5,079,792 Senior Subordinated
                                             Secured Convertible Promissory
                                             Note

                                             Warrant No. W-2
                                             To purchase 5,079,792 shares of
                                             common stock

                                             Warrant No. C-2
                                             To purchase 507,979 shares of
                                             common stock

                                             Right to Acquire Senior
                                             Subordinated Secured Convertible
                                             Promissory Note
                                             Upon Payment under Guaranty


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